Exhibit 99

Knight Transportation Provides Revised Earnings Guidance

Schedules First Quarter Earnings Conference Call

Phoenix, Arizona – April 10, 2017 - Knight Transportation, Inc. (NYSE: KNX)(“Knight”), one of North America’s largest and most diversified truckload transportation companies, today provided an update on its guidance for the first and second quarter of 2017.

Based on preliminary results, Knight now expects earnings per diluted share will range from:

•	$0.16 to $0.18 for its first quarter ended March 31, 2017, compared with its prior estimates of $0.24 to $0.27; and

•	$0.24 to $0.27 for its second quarter ending June 30, 2017 (excluding costs associated with the recently announced merger transaction), compared with its prior estimates of $0.27 to $0.30.

A number of factors negatively impacted the first quarter of 2017, which has resulted in expected earnings below original estimates. The quarter started off with a seasonally weak January and February, but began to improve in March. The strength we experienced in March was not enough to offset the slow start to the quarter. Revenue per loaded mile decreased year over year by approximately 2.4%, which was more than originally expected. We also experienced a decline in miles per tractor of approximately 1.0%, which negatively impacted results. Rising fuel expense in the first two months of the quarter, lower gain on sale of revenue equipment, higher insurance and claims expense, rising maintenance costs, and costs associated with the recently announced merger transaction also negatively impacted the first quarter of 2017.

Dave Jackson, President and Chief Executive Officer stated, “Although we are disappointed in our first quarter results, we are encouraged by the strength we experienced in March. Our leadership has enhanced our focus on cost control measures and we expect meaningful improvements in our results in the coming quarters. In what has proven to be a difficult environment, we expect capacity to continue to exit the market, leading to more favorable dynamics in the coming quarters.”

First Quarter 2017 Earnings Conference Call

Knight expects to release its 2017 first quarter earnings on Wednesday, April 26, 2017, after market close. Knight will be holding a live conference call with analysts and investors to discuss the earnings release, the results of operations, and other matters after its earnings press release on Wednesday, April 26, 2017, at 4:30 pm EST. (Please note that, since the call will begin promptly as scheduled, you will need to join a few minutes prior to that time.) Slides to accompany this call will be posted on the company’s website and will be available to download just prior to the scheduled conference call. To view the presentation, please visit http://investor.knighttrans.com/events, “First Quarter 2017 Conference Call Presentation.”

The public will be able to listen and participate in the conference call telephonically by dialing (855) 733-9163. An audio replay of the conference call will be posted on the Company’s website for at least seven (7) days after the meeting (www.knighttrans.com/shareholders/audio).

The Company assumes no responsibility to update any information posted on its web site.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact: David Jackson, President and CEO, or Adam Miller, CFO - (602) 269-2000